Exhibit 21.1

List of Subsidiaries of GateHouse Media, Inc.

As of April 26, 2007

Name of Entity	State of Organization

ENHE Acquisition, LLC	Delaware

Enterprise NewsMedia, LLC	Delaware

Enterprise NewsMedia Holding, LLC	Delaware

Enterprise Publishing Company, LLC	Delaware

GateHouse Media Holdco, Inc.	Delaware

GateHouse Media Operating, Inc.	Delaware

GateHouse Media Massachusetts I, Inc.	Delaware

GateHouse Media Massachusetts II, Inc.	Delaware

George W. Prescott Publishing Company, LLC	Delaware

GateHouse Media Arizona Holdings, Inc.	Delaware

GateHouse Media Arkansas Holdings, Inc.	Delaware

GateHouse Media California Holdings, Inc.	Delaware

GateHouse Media Colorado Holdings, Inc.	Delaware

GateHouse Media Connecticut Holdings, Inc.	Delaware

GateHouse Media Corning Holdings, Inc.	Nevada

GateHouse Media Directories Holdings, Inc.	Delaware

GateHouse Media Freeport Holdings, Inc.	Delaware

GateHouse Media Illinois Holdings, Inc.	Delaware

GateHouse Media Illinois Holdings II, Inc.	Delaware

GateHouse Media Iowa Holdings, Inc.	Delaware

GateHouse Media Kansas Holdings, Inc.	Delaware

GateHouse Media Lansing Printing, Inc.	Delaware

GateHouse Media Louisiana Holdings, Inc.	Delaware

GateHouse Media Management Services, Inc.	Delaware

GateHouse Media Michigan Holdings, Inc.	Delaware

GateHouse Media Minnesota Holdings, Inc.	Delaware

GateHouse Media Missouri Holdings, Inc.	Delaware

GateHouse Media Nebraska Holdings, Inc.	Delaware

GateHouse Media Nevada Holdings, Inc.	Delaware

GateHouse Media New York Holdings, Inc.	Delaware

GateHouse Media North Dakota Holdings, Inc.	Delaware

GateHouse Media Ohio Holdings, Inc.	Delaware

GateHouse Media Pennsylvania Holdings, Inc.	Delaware

GateHouse Media Suburban Newspapers, Inc.	Delaware

GateHouse Media West Virginia Holdings, Inc.	Delaware

Name of Entity	State of Organization

Liberty SMC, L.L.C.	Delaware

Low Realty, LLC	Delaware

LRT Four Hundred, LLC	Delaware

Mineral Daily News Tribune, Inc.	West Virginia

News Leader, Inc.	Louisiana

Terry Newspapers, Inc.	Iowa

SureWest Directories	California

Copley Ohio Newspapers, Inc.	Illinois

The Peoria Journal Star, Inc.	Illinois

The Galesburg Printing and Publishing Company	Illinois